Exhibit 10.7

QUANTUM VALUE PARTNERS, LP.

20% SUBORDINATED NOTE DUE 2008

$5,900,000	Dated: October 31, 2003

FOR VALUE RECEIVED, the undersigned, Quantum-Veritek, Inc. a Michigan corporation (the “Company”), hereby promises to pay to the order of Quantum Value Partners, LP (“Payee”), at Payee’s address as specified below (or at such other place as the holder of this Note (the “Holder”) may from time to time hereafter direct by notice in writing to the Company), the principal amount of $5,900,000 on August 1, 2008 (the “Maturity Date”).

1. Interest and Payment.

I.A.1.1. This Note shall bear interest on the principal amount thereof outstanding from time to time at the rate of 20% per annum. Commencing April 1, 2004, Payee shall make interest only payments in cash equal to eight percent per annum on the outstanding balance. Commencing April 1, 2004, in lieu of payment of the additional 12% per annum interest that would otherwise be paid on the interest payment date, Company shall increase the principal balance due hereunder by an amount equal to the amount of such cash that would otherwise have been paid to Holder. The interest shall payable quarterly in arrears commencing April 1, 2004 and each quarter thereafter (each, an Interest Payment Date”), and on the Maturity Date together with the principal amount of this Note at the time outstanding. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, for the actual number of days elapsed. Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect or receive interest in excess of the maximum rate allowed by applicable law. If during any period of time the interest rate specified herein exceeds such maximum rate, then, any amounts of interest collected by the Holder in excess of such maximum rate shall be applied to the reduction of the unpaid principal amount of this Note.

I.A.1.2. All payments of the principal of, accrued interest on, and other amounts payable under this Note shall be payable in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts. At the option of the Holder of this Note, the Company will make all payments on account of this Note by electronic funds transfer in funds immediately available at the place of payment to a deposit account with a commercial bank designated by the Holder in writing at least three business days prior to the relevant Interest Payment Date, Maturity Date or any prepayment date. All payments received on account of this Note shall be applied first to the payment of accrued and unpaid interest on this Note and then to the reduction of the unpaid principal amount of this Note.

I.A.1.3. In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Michigan, the time for payment of such amount shall be extended to the next succeeding business day and any principal amount otherwise due and payable shall continue to bear interest until paid in full on such extended payment date.

2. Prepayment. The Company may, upon at least five business days prior written notice to the Holder of this Note, prepay the principal of this Note outstanding at any time in whole at any time and in part from time to time, without penalty or premium, thereof together with interest on the principal amount being prepaid accrued through the date of prepayment.

3. Covenants. So long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder remains unpaid, the Company covenants and agrees that:

I.A.3.1. It will duly and punctually pay the principal of, and accrued interest on, and other amounts payable under this Note in each case, in accordance with the terms of this Note.

I.A.3.2. It will promptly pay or discharge, and will cause each of its subsidiaries to pay or discharge, before the same may become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any such subsidiary, and (b) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company; or any such subsidiary; provided, however, that neither the Company nor any such subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, or (ii) if the effect of such failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

I.A.3.3. It will deliver to the Holder of this Note, forthwith upon any executive officer of the Company becoming aware of the existence of a default in performance of any covenant hereunder which with or without the giving of notice or lapse of time or both would have a material adverse effect on the ability of the Company to perform its obligation under the Notes or on the consolidated financial condition or operating results of the Company, Event of Default or material adverse change in the financial condition or results of operations of the Company and its subsidiaries, on a consolidated basis, a notice specifying with particularity such default, Event of Default or material adverse change and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

I.A.3.4. It shall, and shall cause each of its subsidiaries to, keep its books, records and accounts in accordance with generally accepted accounting principles applied on a basis consistent with preceding years.

I.A.3.5. It will maintain, and shall cause each of its subsidiaries to maintain, with financially sound and responsible insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are customary’ in the case of similarly situated corporations engaged in the same or similar business.

I.A.3.6. Except to the extent otherwise permitted by this Note, it will, and will cause each of its subsidiaries to, (i) do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence, except that any such subsidiary may merge with or into the Company or any other subsidiary of the Company so long as the surviving corporation of the merger is the Company or a wholly-owned subsidiary of the Company; (ii) at all times maintain, preserve and protect all of its patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect in the conduct of its business; and (iii) preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section IA3.6 shall prevent the Company or any subsidiary of the Company from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the board of directors of the Company or such subsidiary, or of any executive officer of the Company or any such subsidiary, as applicable, having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such subsidiary. It will, and will cause each subsidiary of the Company to, remain in substantially the same businesses in which the Company and its subsidiaries are engaged as of the date of this Note or in other types of businesses reasonably related or incidental thereto, except to the extent that any such business of the Company or any such subsidiary is continued by the Company or any other subsidiary of the Company.

I.A.3.7 It will not, and will not permit any subsidiary of the Company to, make or have outstanding any loan or advance to, or own purchase or acquire any obligations (other than accounts receivable generated in the ordinary course of business) or securities of, or any interest in, or make any capital contribution to or acquire all or substantially all of the assets of, any other person or entity, other than: (a) strategic investments which in the good faith business judgment of the board of directors of the Company or the board of directors of the subsidiary of the Company which proposes to make such investment, as the case may be, are in furtherance of the business purposes of the Company or such subsidiary; (b) endorsement of negotiable instruments for collection or deposit in the ordinary course of business; (c) ownership of stock of the Company’s subsidiaries; and (d) prepayment of the Notes as permitted by the terms thereof.

I.A.3.8. It will, and will cause each of its subsidiaries to, comply, in all material respects with all requirements of law and contractual obligations applicable to or binding upon any of them.

I.A.3.9. It will not, and will not permit any subsidiaries to, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any affiliate of the Company or such subsidiary, except upon terms not less favorable to Company or such subsidiary than if the Affiliate relationship did not exist and provided the transaction is approved by a majority of the independent directors of the board of directors of the Company.

4. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

I.A.4.1. The Company fails to pay the principal of, any installment of interest accrued on, or any other amount which becomes due under, this Note or any of the other Notes as and when the same becomes due and payable hereunder or thereunder; or

I.A.4.2. The Company defaults in the due observance or performance of any of its covenants contained in this Note or any of the other Notes (other than a Default involving the payment of money due under this Note or any of the other Notes) and such default is not cured within 10 days after the occurrence of such default; or

I.A.4.3. The Company or any subsidiary thereof shall (i) become insolvent, however evidenced, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the “Code”), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction, (vi) acquiesce as to or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company or such subsidiary under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

I.A.4.4. A proceeding or involuntary case shall be commenced, without the application or consent of the Company or any subsidiary thereof, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

I.A.4.5. The dissolution of the Company or any of its subsidiaries or any vote in favor thereof by the board of directors and shareholders of the Company or such subsidiary, provided that any subsidiary may be dissolved to the extent its assets are transferred to, and its liabilities are assumed by, the Company or another subsidiary of the Company or to the extent such dissolution would not have an adverse effect on the Company and its subsidiaries taken as a whole.

5. Suits for Enforcement and Remedies. If any one or more Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6. Restriction on Transfer. This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, neither this Note nor any interest therein may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.

7. Subordination.

I.A.7.1. The Company covenants and agrees, and the Holder, by his or its acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 7 the indebtedness represented by this Note (and the other Notes) and the payment of the principal of accrued interest on, and all other amounts payable in respect of this Note (and the other Notes) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

I.A.7.2. As used in this Section 7, the following capitalized terms will have the definition set forth below:

“Senior Indebtedness” means, without duplication, (i) the principal of, and premium (if any), and unpaid interest and fees on, all present and future (a) obligations incurred by the Company and/or any of its subsidiaries (whether as borrower or guarantor) under or pursuant to any loan or credit agreement between or among the Company and/or any of its subsidiaries and one or more banks and/or other institutional lenders (each, a “Financing Agreement”), or any agreement between or among the Company and/or any of its subsidiaries and one or more banks and/or other institutional lenders providing for the extension, amendment renewal, refunding or refinancing of such obligations (a “Refinancing Agreement”), whether now existing or hereafter entered into or contracted, including, without limitation, the principal balance of all loans made thereunder and interest and fees accruing with respect to such loans and (b) all other obligations, liabilities, and indebtedness incurred by the Company and/or any of its subsidiaries under or pursuant to any Financing Agreement or Refinancing Agreement, including, without limitation, reimbursement obligations with respect to letters of credit issued pursuant to a Financing Agreement or a Refinancing Agreement (and all fees, commissions and charges incurred in connection with the issuance and maintenance of such letters of credit) or obligations with respect to acceptances issued or overdrafts extended pursuant to a Financing Agreement or a Refinancing Agreement; (ii) obligations of the Company and/or any of its subsidiaries under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clause (i) above; (iii) indebtedness incurred by the Company and/or any subsidiaries of the Company to finance the acquisition by it of assets classified as capital assets under GAAP (“Purchase Money Debt”); (iv) obligations of the Company and/or any of the Company Subsidiaries as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; and (v) Acquisition Indebtedness; in each case, (x) whether now existing or hereafter arising and whether such indebtedness or obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in a Financing Agreement, a Refinancing Agreement, Purchase Money Debt and/or Acquisition Indebtedness/or any extension, renewal, refunding or refinancing of any of the foregoing, and costs, expenses, and attorneys’ fees and disbursements, whenever incurred (and, whether or not such claims, interest, costs, expenses, fees or disbursements are allowed or allowable in any such proceeding); and (y) unless the document, instrument or agreement creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding, provides (1) that such indebtedness is not superior in right of payment to the Notes or (2) that such indebtedness or obligation shall be subordinated to any other such indebtedness or obligation, unless such indebtedness or obligation expressly provides that it shall be senior in right of payment to the Notes.

As used in the foregoing definition of “Senior Indebtedness”, “Acquisition Indebtedness” means indebtedness of the Company and/or any of its subsidiaries payable to any entity or person in connection with an Acquisition from such entity or person, regardless of whether such indebtedness was created, incurred or assumed by the Company and/or such subsidiary of the Company.

8. Miscellaneous

I.A.8.1. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

I.A.8.2. If, following the occurrence of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of the principal of and/or accrued Interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by such Holder in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

I.A.8.3. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

I.A.8.4. This Note may not be modified or discharged (other than by payment) except by a writing duly executed by the Company and Holder.

I.A.8.5. The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

I.A.8.6. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by facsimile (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

if to the Company, to:

Quantum-Veritek, Inc.

28213 Van Dyke Avenue

Warren, MI 48093

Attn: Michael C. Azar, Esq., General Counsel

Facsimile No: (586)582-9481

if to the Payee, to:

Quantum Value Partners, LP

28213 Van Dyke Avenue

Warren, MI 48093

Attn: Michael C. Azar, Esq., General Counsel

Facsimile No: (586) 582-9481

or hereafter given to the other party hereto pursuant to the provisions of this Note.

I.A.8.7. The Company may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Holder may assign, pledge or otherwise transfer this Note without prior written consent of the Company. This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms “Payee” and “the Company” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

I.A.8.8. This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Company, all as though such payment had not been made.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like date and tenor, in lieu thereof.

Pay to the order of Comerica Bank, without recourse		QUANTUM-VERITEK, INC.
		By:	/s/ James Jufanitch
QUANTUM VALUE PARTNERS, LP		Name:	James Jufanitch
		Title:	Pres/CEO
By:	QUANTUM Value Management, LLC its general partner

/s/ Michael C. Azar
By:
ITS:

Dated: November 3, 2003

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